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                [Letterhead of Kenny S&P Evaluation Services]


                              February 24, 1999



Prudential Securities Incorporated
One New York Plaza
14th Floor
New York, NY 10292-2014


               Re:  National Municipal Trust
                    Series 194



Gentlemen:

          We have examined Registration Statement File
No. 333-63965, for the above-captioned trust. We hereby ac-knowledge that Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. is currently acting as the evaluator for the trust. We hereby consent to the use in the Registration Statement of the reference to Kenny S&P Evaluation Services, a division of J.J. Kenny Co., Inc. as evaluator.

          In addition, we hereby confirm that the ratings indi-cated in the Registration Statement for the respective bonds comprising the trust portfolio are the ratings indicated in our KENNYBASE database as of the date of the Evaluation Report.

          You are hereby authorized to file a copy of this let-ter with the Securities and Exchange Commission.


                                   Sincerely,



                                   Frank A. Ciccotto
                                   Frank A. Ciccotto
                                   Vice President